CERBERUS AGREEMENT

This AGREEMENT, dated as of July 22, 2012 (this "Agreement"), is by and among DigitalGlobe, Inc., a Delaware corporation ("DigitalGlobe"), Cerberus Capital Management, L.P., a New York limited partnership ("Cerberus"), Cerberus Partners II, L.P., a Delaware limited partnership ("Cerberus Partners II"), Cerberus Series Four Holdings, LLC, a Delaware limited liability company ("Cerberus Series Four Holdings"), and Cerberus Satellite LLC, a Delaware limited liability company ("Cerberus Satellite" and, together with Cerberus, Cerberus Partners II and Cerberus Series Four Holdings, the "Cerberus Parties" and, together with Cerberus Partners II and Cerberus Series Four Holdings, the "Stockholders").

WHEREAS, as of the date hereof, each Stockholder is the record or Beneficial Owner (as defined in Section 1.4(b)) of (i) the number of shares of common stock, par value $0.01 per share (the "GeoEye Common Stock"), of GeoEye, Inc., a Delaware corporation ("GeoEye"), and (ii) the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share, of GeoEye (the "GeoEye Preferred Stock"), as set forth opposite such Stockholder's name on Schedule I hereto (all such shares of GeoEye Common Stock and GeoEye Preferred Stock, the "Subject Shares");

WHEREAS, concurrently with the execution and delivery of this Agreement, DigitalGlobe, 20/20 Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), WorldView, LLC, a Delaware limited liability company (“Merger Sub 2”), and GeoEye are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, among other things, Merger Sub will be merged with and into GeoEye (the “Merger”), and, immediately after the Merger, GeoEye will be merged with and into Merger Sub 2 (the “Subsequent Merger” and together with the Merger, the “Combination”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, DigitalGlobe and the Cerberus Parties are entering into a Voting Agreement (the "Cerberus Voting Agreement") pursuant to which the Cerberus Parties, have agreed, among other things, to vote, or to cause their respective Affiliates (as defined in Section 1.4(a)) to vote, as the case may be, the GeoEye Common Stock or GeoEye Preferred Stock (to the extent permitted), as the case may be, held by such Cerberus Parties or such Affiliates in favor of the adoption of the Merger Agreement;

WHEREAS, following the closing of the Combination under the Merger Agreement (the "Closing"), the Cerberus Parties are expected to Beneficially Own shares of common stock, par value $0.001, of DigitalGlobe (the "DigitalGlobe Common Stock") and shares of Series A Preferred Stock, par value $0.001, of DigitalGlobe (the "DigitalGlobe Preferred Stock");

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of DigitalGlobe Common Stock and DigitalGlobe Preferred Stock to be Beneficially Owned by the Cerberus Parties following the Closing, as well as restrictions on certain activities by the Cerberus Parties in respect of DigitalGlobe and certain agreements relating to the Combination and other related matters; and

WHEREAS, as a condition to DigitalGlobe's willingness to enter into and perform its obligations under the Merger Agreement, DigitalGlobe has requested that the Cerberus Parties enter into this Agreement, and the Cerberus Parties have agreed to do so in order to induce DigitalGlobe to enter into, and in consideration of it entering into, the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Standstill Agreement

Section 1.1.          Each Cerberus Party agrees that during Standstill Period I (as defined in Section 1.4(c)) and Standstill Period II (as defined in Section 1.4(d)), as applicable, it will not, and it shall cause its respective Affiliates not to, in any manner, directly or indirectly (unless requested in writing by DigitalGlobe):

(a)          participate in, effect or seek (including, without limitation, entering into any discussions, negotiations, agreements or understandings with any third person whether publicly or otherwise) to effect, or encourage any individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof (any of the foregoing, a "Person") to participate in, effect or so seek (whether publicly or otherwise) to effect:

(i)          other than pursuant to the Combination and other than pursuant to the right to convert or conversion into DigitalGlobe Common Stock of outstanding DigitalGlobe Preferred Stock in respect of the accretion of unpaid dividends on the DigitalGlobe Preferred Stock pursuant to the DigitalGlobe COD (as defined below), the acquisition of, or obtaining any economic interest in (including Beneficial Ownership), or any right to direct the voting or disposition of, or any other right with respect to, by any Person (including any Cerberus Party), any securities of DigitalGlobe (including DigitalGlobe Common Stock or DigitalGlobe Preferred Stock), bank debt or obligations for borrowed money of DigitalGlobe or any of its Subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities, bank debt or obligations for borrowed money measured by the price or value of any securities of DigitalGlobe or any of its Affiliates, including without limitation any swaps or other derivative arrangements ("Derivative Securities")), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to Beneficial Ownership, and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise, or make any public announcement with respect to, or submit a proposal or offer with respect to the foregoing, provided however that (A) during Standstill Period I, the Cerberus Parties may acquire Beneficial Ownership of DigitalGlobe Common Stock if upon such acquisition the aggregate Beneficial Ownership of DigitalGlobe Common Stock, including any DigitalGlobe securities on an as converted basis, by the Cerberus Parties and their Affiliates would not at any time be in excess of 11.35% of the number of shares of DigitalGlobe Common Stock that are then outstanding, it being agreed and confirmed that the Cerberus Parties and their Affiliates shall not acquire any Derivative Securities of DigitalGlobe, (B) during Standstill Period II, the Cerberus Parties may acquire Beneficial Ownership of DigitalGlobe Common Stock if upon such acquisition the aggregate Beneficial Ownership of DigitalGlobe Common Stock, including the DigitalGlobe Preferred Stock and any other DigitalGlobe securities on an as converted basis, by the Cerberus Parties and their Affiliates would not at any time be in excess of 19.9% of the number of shares of DigitalGlobe Common Stock that are then outstanding, including the DigitalGlobe Preferred Stock on an as converted basis, it being agreed and confirmed that the Cerberus Parties and their Affiliates shall not acquire any Derivative Securities of DigitalGlobe, and (C) in all cases permitted pursuant to clause (A) and (B) above, any acquisitions of Beneficial Ownership of DigitalGlobe Common Stock by the Cerberus Parties shall only be made in a manner that is consistent with all applicable Laws, including U.S. securities Laws and antitrust Laws (including the HSR Act);

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(ii)         other than pursuant to the Combination, any tender offer, exchange offer, merger, acquisition or other business combination involving DigitalGlobe or any of its Subsidiaries, or any similar extraordinary transaction involving the purchase of all or substantially all of the assets of DigitalGlobe, or make any public announcement with respect to, or submit a proposal or offer with respect to the foregoing;

(iii)        any recapitalization, restructuring, liquidation or dissolution with respect to DigitalGlobe or any of its Subsidiaries or any similar extraordinary transaction involving a dividend or distribution of assets of DigitalGlobe; or

(iv)        any solicitation (or participation in any solicitation) of proxies or consents to vote, or recommendation to other holders how to vote, any voting securities of DigitalGlobe with respect to the election of directors or any other proposal to be considered at any annual or special meeting of stockholders of DigitalGlobe or for the call of a special meeting of stockholders, or present, conduct, participate in or engage in any proposal or other type of referendum (binding or non-binding), including nominations for directors, for consideration at any annual meeting or special meeting of stockholders or the call of a special meeting of stockholders (it being agreed, however, that nothing in this Article I (other than Section 1.5 and subject to Section 2.1) shall prevent or impair any Cerberus Party from voting its voting securities (directly or by proxy grant));

(b)          form or join in a partnership, limited partnership, syndicate or other group, including, without limitation, a "group" (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the DigitalGlobe Common Stock or DigitalGlobe Preferred Stock, or otherwise support or participate in any effort by a third party with respect to the matters set forth in Section 1.1(a) above, or deposit any DigitalGlobe Common Stock or DigitalGlobe Preferred Stock in a voting trust or, except as provided in the Cerberus Voting Agreement and Article II, subject any DigitalGlobe Common Stock or DigitalGlobe Preferred Stock, to any voting agreement, other than in each case solely with its Affiliates or Associates (as defined in Section 1.4(a)) (which Affiliates and Associates the Cerberus Parties shall cause to be subject to the same restrictions set forth herein as if they were parties hereto) with respect to the DigitalGlobe Common Stock or DigitalGlobe Preferred Stock now or hereafter owned by the Cerberus Parties or their Affiliates or pursuant to this Agreement;

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(c)          otherwise act, alone or in concert with any other Person, to seek to control or influence the management, Board of Directors of DigitalGlobe (the "Board") or policies of DigitalGlobe, or initiate or take any action to obtain additional representation on the Board;

(d)          take any action which would, or would reasonably be expected to, force DigitalGlobe to make a public announcement regarding any of the types of matters set forth in Sections 1.1(a)-(c) above;

(e)          sell or dispose of, in a single transaction or series of transactions, any DigitalGlobe Common Stock or DigitalGlobe Preferred Stock to any other Person or "group" if any of the Cerberus Parties or their Affiliates know, or have good reason to know, that such Person or "group" holds or, after giving effect to any such sale or disposition, would Beneficially Own 5% or more of the DigitalGlobe Common Stock, assuming conversion of the DigitalGlobe Preferred Stock into DigitalGlobe Common Stock, unless such sale or disposition has been approved by a majority of the members of the Board who are not Associates or Affiliates of any of the Cerberus Parties and who have not been nominated to serve on the Board by any of the Cerberus Parties or any of their Affiliates, Associates or any persons with whom any of the Cerberus Parties have formed a "group";

(f)          participate in any sale process regarding DigitalGlobe unless (i) such process is initiated by the Board and (ii) such participation is on the same terms as those set by the Board and its advisors for other bidders involved in such sale process;

(g)          (i) engage in transactions with respect to any non-convertible debt of DigitalGlobe or any of its Subsidiaries (whether such transaction(s) is/are in the primary or secondary market or otherwise), (ii) take any other actions with respect to the debt of DigitalGlobe or any of its Subsidiaries, (iii) propose, commit on, participate in and/or make a loan or other debt financing to DigitalGlobe or any of its Subsidiaries, (iv) propose, commit on, participate in and/or provide debt financing to a prospective buyer regarding a transaction involving DigitalGlobe or any of its Subsidiaries, (v) finance a third party's effort to make a loan or other debt financing to DigitalGlobe or any of its Subsidiaries or (vi) take a security interest in any assets of DigitalGlobe or any of its Subsidiaries as collateral security for any loan or other debt; the term "debt" as used in this Section 1.1(g) shall include, without limitation, institutional debt (bank or otherwise), commercial paper, notes, debentures, bonds, other evidence of indebtedness, and debt securities and debt instruments that are not convertible into equity securities of DigitalGlobe or any of its Subsidiaries;

(h)          enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

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(i)          seek or request permission to do any of the foregoing, request to amend or waive any provision of this Article I (including, without limitation, this Section 1.1(i)), or make or seek permission to make disclosure publicly (in SEC filings or otherwise) of any intention, plan or arrangement that is inconsistent with the foregoing.

Section 1.2.          Notwithstanding the foregoing provisions of Article I, the terms of this Article I shall not limit, restrict or impair the ability of the Cerberus Parties after the Closing to (i) exercise any of their rights under paragraph (8) of the Certificate of Designations, Preferences and Rights of the DigitalGlobe Preferred Stock (the "DigitalGlobe COD") or (ii) acquire Beneficial Ownership of any securities, rights or options to acquire any securities, or any assets or businesses, of DigitalGlobe or any of its Subsidiaries, pursuant to (1) a dividend or distribution paid or made by DigitalGlobe on the outstanding DigitalGlobe Common Stock, (2) a right to convert or conversion into DigitalGlobe Common Stock of outstanding DigitalGlobe Preferred Stock in respect of accrued but unpaid dividends on the DigitalGlobe Preferred Stock, (3) an adjustment to the conversion price for the DigitalGlobe Preferred Stock or (4) a split or subdivision of the outstanding DigitalGlobe Common Stock.

Section 1.3.          Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that this Article I shall not be deemed to prohibit any director designated for appointment as a director of DigitalGlobe pursuant to Section 2.3 from engaging in any lawful act in his capacity as a director of DigitalGlobe. Nothing in this Article I shall restrict or otherwise impair any Cerberus Party from selling or otherwise transferring its DigitalGlobe Common Stock or DigitalGlobe Preferred Stock or any other securities of DigitalGlobe to any Person or from participating in any discussions to facilitate the same, so long as such Cerberus Party has not breached or will not breach any of the provisions of this Agreement, including, but not limited to, any transaction pursuant to Section 1.1(e). The Cerberus Parties may not sell or transfer their DigitalGlobe Common Stock or DigitalGlobe Preferred Stock or any other securities of DigitalGlobe in connection with a tender offer, exchange offer, merger, acquisition or other business combination, or other extraordinary transaction, involving DigitalGlobe or any of its Subsidiaries unless the Board has recommended that DigitalGlobe stockholders sell or transfer their DigitalGlobe Common Stock or DigitalGlobe Preferred Stock or other equity securities in connection with such transaction. Additionally, notwithstanding anything to the contrary in this Agreement, the Cerberus Parties agree that they shall cause all of their Affiliates which acquire any DigitalGlobe securities to agree in writing to be bound by the terms of this Agreement as though they were a Cerberus Party.

Section 1.4.          As used herein:

(a)          "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

(b)          "Beneficial Ownership" by a Person of a security means ownership by such Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 of the Exchange Act. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors) or any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of which such Person or any such Affiliate is or becomes a member. The terms "Beneficially Own", "Beneficially Owned" and "Beneficial Owner" shall have correlative meanings to "Beneficial Ownership."

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(c)          “Standstill Period I” means the period beginning on the date hereof and ending on either (i) the Closing Date or (ii) if the Merger Agreement is terminated, the date the Cerberus Parties and their Affiliates cease to Beneficially Own any shares of DigitalGlobe Common Stock.

(d)          "Standstill Period II" means the period beginning on the Closing Date and ending on the date that is 12 months after the Cerberus Parties and their Affiliates cease to Beneficially Own in the aggregate at least 5% of the issued and outstanding DigitalGlobe Common Stock, including the DigitalGlobe Preferred Stock on an as converted basis.

Section 1.5.          Notwithstanding anything to the contrary herein, the Cerberus Parties agree, as of the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, to comply with the restrictions set forth in Section (1) of the Letter Agreement by and between Cerberus and GeoEye, dated February 9, 2012, as amended on June 5, 2012 (the "GeoEye Standstill Agreement"), regardless of whether the Standstill Period (as defined therein) may have ended or of any further amendment or termination of the GeoEye Standstill Agreement.

ARTICLE II
Voting Arrangements; Appointment of Director

Section 2.1.          Voting. During Standstill Period I and Standstill Period II, as applicable, each of the Cerberus Parties shall, and shall cause each of its respective Affiliates to, vote or act by written consent with respect to, all of the equity securities of DigitalGlobe (including DigitalGlobe Common Stock and DigitalGlobe Preferred Stock) Beneficially Owned by Cerberus and its Affiliates in accordance with the recommendation of the Board (including for each of the Director nominees recommended by the Board) at any meeting of the stockholders of DigitalGlobe, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of DigitalGlobe or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of DigitalGlobe is sought.

Section 2.2.          Quorum. During Standstill Period I and Standstill Period II, as applicable, each of the Cerberus Parties shall be, and shall cause each of its respective Affiliates that holds equity securities of DigitalGlobe (including DigitalGlobe Common Stock and DigitalGlobe Preferred Stock) to be, present in person or represented by proxy at all meetings of stockholders of DigitalGlobe so that all equity securities Beneficially Owned by Cerberus and its Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

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Section 2.3.          Appointment of Director. Cerberus shall have the right to designate one director (who shall be either Robert G. Warden or Michael P.C. Carns), subject to the approval of the Board (such approval not to be unreasonably withheld), for appointment to the Board as of the Effective Time with a term to run until the 2014 Annual Meeting of Stockholders of DigitalGlobe. DigitalGlobe agrees to take all actions necessary to appoint such designee to the Board of Directors.

ARTICLE III
Consent to Exchange of Preferred Stock and Other Matters; HSR Filing; Registration Rights Agreement

Section 3.1.          Consent to Exchange of Preferred Stock and Other Matters. Each of Cerberus Satellite and the other Cerberus Parties hereby:

(a)          acknowledges and agrees that at the Effective Time, the GeoEye Preferred Stock issued and outstanding as of immediately prior to the Effective Time shall be converted into the right to the receive cash and DigitalGlobe Preferred Stock pursuant to the terms of the Merger Agreement;

(b)          acknowledges and agrees that the preferences, rights, privileges and powers of, and restrictions provided for the benefit of the DigitalGlobe Preferred Stock, as set forth in DigitalGlobe COD, are different than such preferences, rights, privileges, powers and restrictions provided in the GeoEye COD;

(c)          agrees and consents, for purposes of Section 11 of the GeoEye COD, to the Combination and the transactions related thereto, including the replacement of the GeoEye COD with the DigitalGlobe COD (substantially in the form set forth in Exhibit A to this Agreement) in connection with the Combination, and agrees that the foregoing consent is intended to and does evidence the requisite consent of the Required Holders (as defined in the GeoEye COD) with respect to the Combination and the transactions related thereto (including the exchange of GeoEye Preferred Stock for DigitalGlobe Preferred Stock) required by Section 11 of the GeoEye COD and, provided that there are no changes or modifications to the terms of Merger Agreement that are adverse to the holders of GeoEye Preferred Stock, that no further consent or approval of the Required Holders is required pursuant to Section 11 of the GeoEye COD;

(d)          with respect to the Combination and related transactions, provided that there are no changes or modifications to the terms of the Merger Agreement that are adverse to the holders of GeoEye Preferred Stock, waives any rights of any Cerberus Party as a holder of GeoEye Preferred Stock under, and waives GeoEye's compliance with its obligations under, Sections 6 and 16 of the GeoEye COD; and

(e)          agrees and consents to the termination, as of the Effective Time, of (i) the Purchase Agreement, by and between Cerberus Satellite and GeoEye, dated March 22, 2010, with respect to GeoEye Preferred Stock, (ii) the Purchase Agreement, by and among Cerberus Satellite and GeoEye and certain of its Affiliates, dated March 22, 2010, with respect to GeoEye Floating Rate Senior Notes due 2016, (iii) the GeoEye Standstill Agreement and (iv) any other agreements in effect as of the Closing Date by and between GeoEye and its Affiliates, on the one hand, and any of the Cerberus Parties or its Affiliates, on the other hand.

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Section 3.2.          HSR Filing.

(a)          If a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), each Cerberus Party agrees to make, and to cause its Affiliates to make, as applicable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement at the time directed by DigitalGlobe or by this Agreement in connection with any acquisition pursuant to Section 1.1(a)(i), and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable.

(b)          Subject to the terms and conditions of this Agreement, each of DigitalGlobe and the Cerberus Parties shall, and shall cause its Affiliates to use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Affiliates with respect to the Combination and the transactions contemplated by this Agreement, to obtain (and to cooperate with the other party to obtain) as promptly as practicable any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by any Cerberus Party or DigitalGlobe or any of their respective Affiliates in connection with the Combination and the transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

(c)          Subject to the terms and conditions of this Agreement, each of DigitalGlobe and the Cerberus Parties shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

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(d)          Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing with or submission to a Governmental Entity in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before, or communications with, a Governmental Entity relating to the transactions contemplated hereby, including any governmental inquiry, investigation or proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Entity and of any communication received or given by a private party in connection with any governmental inquiry, investigation or proceeding, in each case regarding any of the transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, DigitalGlobe shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided that each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries or Affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with any governmental inquiry, investigation or proceeding with respect to the transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, each party shall have the right to attend (to the extent permitted by the relevant Governmental Authority) or be promptly and fully informed following material conferences and meetings between the other party and regulators concerning the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, DigitalGlobe shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust, competition and other approvals of Governmental Authorities, and shall take the lead in all meetings and communications with any Governmental Entity in connection therewith. Notwithstanding the cooperation of the parties required by this Section 3.2, in the event the parties do not agree with respect to any matter in connection with the required clearances and approvals from Governmental Authorities, DigitalGlobe’s decision will control. DigitalGlobe and the Cerberus Parties may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 3.2 as "Antitrust Counsel Only Material." Such Antitrust Counsel Only Material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (a Cerberus Party or DigitalGlobe, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 3.2, materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation, pricing and other competitively sensitive terms from an antitrust perspective in the Contracts of a Cerberus Party, DigitalGlobe and their respective Affiliates.

Section 3.3.          Registration Rights Agreement. As of the Effective Time, each of the parties hereto shall enter into a registration rights agreement (substantially in the form set forth in Exhibit B to this Agreement) (the "Registration Rights Agreement").

ARTICLE IV
Representations and Warranties of the Cerberus Parties

Each Cerberus Party hereby represents and warrants to DigitalGlobe as follows:

Section 4.1.          Organization. Each Cerberus Party that is a corporation, limited liability company, partnership, trust or other entity (other than a natural person) is duly organized and validly existing under the laws of the jurisdiction of its organization.

Section 4.2.          Authority. Each Cerberus Party has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Cerberus Party and the consummation of the transactions contemplated by this Agreement by each Cerberus Party have been duly authorized by all necessary action on the part of each Cerberus Party, and, assuming the due authorization, execution, and delivery of this Agreement by DigitalGlobe, this Agreement constitutes a legal, valid, and binding obligation of each Cerberus Party, enforceable against each Cerberus Party in accordance with its terms.

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Section 4.3.          Ownership of Subject Shares; Total Shares. Each Cerberus Party is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good title to, the Subject Shares listed beside such Stockholder's name on Schedule I attached hereto, free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided in this Agreement, the GeoEye Standstill Agreement, the GeoEye COD, the Cerberus Voting Agreement or pursuant to any applicable restrictions on transfer under the Securities Act. As of the date hereof, no Cerberus Party or its Affiliate owns, beneficially or otherwise, any DigitalGlobe Common Stock, DigitalGlobe Preferred Stock, DigitalGlobe stock options, Derivative Securities or other securities of DigitalGlobe, and no Cerberus Party or its Affiliate owns or holds any right to acquire any additional shares of DigitalGlobe Common Stock, DigitalGlobe Preferred Stock, Derivative Securities or other securities of DigitalGlobe or any interest therein or any voting rights with respect to any securities of DigitalGlobe other than pursuant to the conversion of the Subject Shares in the Combination.

Section 4.4.          Voting Power. Each Stockholder has (or will have with respect to such Stockholder's DigitalGlobe Common Stock or DigitalGlobe Preferred Stock) sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to dispositions contemplated by this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Subject Shares (and, upon conversion, such Stockholder's DigitalGlobe Common Stock or DigitalGlobe Preferred Stock), with no limitations, qualifications, or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement, the GeoEye Standstill Agreement, the Cerberus Voting Agreement and the GeoEye COD. Each Cerberus Party represents that any proxies heretofore given in respect of the Subject Shares have been revoked.

Section 4.5.          Consents and Approvals; No Violation. Except for any filing required under Section 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement by any Cerberus Party and the consummation by any Cerberus Party of the transactions contemplated by this Agreement, and none of the execution and delivery of this Agreement by any Cerberus Party, the consummation by a Cerberus Party of the transactions contemplated by this Agreement or compliance by the Cerberus Parties with any of the provisions of this Agreement shall (x) conflict with or result in a breach of the organizational documents of any Cerberus Party, (y) result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any terms, conditions, or provision of, any trust agreement, loan or credit agreement, material note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to a Cerberus Party or to its property or assets, or (z) subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to any Cerberus Party, except under clauses (x), (y) or (z), where the absence of filing or authorization, conflict, violation, breach, or default would not materially impair or materially adversely affect the ability of any Cerberus Party to perform its obligations hereunder.

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Section 4.6.          Litigation. As of the date hereof, there is no action, suit or other proceeding pending against a Cerberus Party or, to the knowledge of the Cerberus Parties, any other Person or, to the knowledge of the Cerberus Parties, threatened in writing against a Cerberus Party or its Affiliates that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by DigitalGlobe of its rights under this Agreement or the performance by a Cerberus Party of its obligations under this Agreement.

Section 4.7.          Acknowledgement. Each Cerberus Party understands and acknowledges that DigitalGlobe is entering into the Merger Agreement in reliance upon each Cerberus Party's execution, delivery and performance of this Agreement.

ARTICLE V
Representations and Warranties of DigitalGlobe

DigitalGlobe hereby represents and warrants to the Cerberus Parties as follows:

Section 5.1.          Organization. DigitalGlobe is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

Section 5.2.          Corporate Authorization; Validity of Agreement; Necessary Action. DigitalGlobe has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by DigitalGlobe and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of DigitalGlobe, and, assuming the due authorization, execution and delivery thereof by each Cerberus Party, constitutes a valid and legally binding agreement of DigitalGlobe enforceable against it in accordance with its terms.

Section 5.3.          Consents and Approvals; No Violation. (a) Except as may be set forth in the Merger Agreement and in the DigitalGlobe Disclosure Schedules thereto (including, without limitation, filings as may be required under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement or the Merger Agreement by DigitalGlobe and the consummation by DigitalGlobe of the transactions contemplated by this Agreement or the Merger Agreement, and (b) none of the execution and delivery of this Agreement or the Merger Agreement by DigitalGlobe, the consummation by DigitalGlobe of the transactions contemplated by this Agreement or the Merger Agreement or compliance by DigitalGlobe with any of the provisions of this Agreement or the Merger Agreement shall (x) conflict with or result in any breach of the organizational documents of DigitalGlobe, (y) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which DigitalGlobe is a party, or (z) subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to DigitalGlobe, except under clauses (x), (y) or (z), where the absence of filing or authorization, conflict, violation, breach, or default would not materially impair or materially adversely affect the ability of DigitalGlobe to perform its obligations hereunder or under the Merger Agreement.

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ARTICLE VI
Covenants of the Cerberus Parties

Each Cerberus Party covenants and agrees as follows:

Section 6.1.          Stockholder Capacity. Each Cerberus Party enters into this Agreement solely in its capacity as the record or Beneficial Owner of its Subject Shares.

Section 6.2.          Documentation and Information. Each Cerberus Party (a) consents to and authorizes the publication and disclosure by DigitalGlobe and its Affiliates of its identity and holdings of Subject Shares and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC, any other Governmental Entity, the Joint Proxy Statement, or any other disclosure document in connection with the Combination or any of the other transactions contemplated by the Merger Agreement or this Agreement or otherwise required by Law, and (b) agrees promptly to give to DigitalGlobe any information it may reasonably require for the preparation of any such disclosure documents, which information shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. Each Cerberus Party agrees to promptly notify DigitalGlobe of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 6.3.          Compliance with Agreements. Cerberus will cause the Stockholders to perform all of their obligations under this Agreement, the Registration Rights Agreement and the Cerberus Voting Agreement.

ARTICLE VII
Termination

Section 7.1.          This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) at the end of Standstill Period II or, if the Merger Agreement is terminated, at the end of Standstill Period I. In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, no such termination shall relieve any party from liability for any breach hereof prior to such termination; provided further, that the provisions set forth in this Article VII and Article VIII shall survive the termination of this Agreement.

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ARTICLE VIII
Miscellaneous

Section 8.1.          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Delaware.

(b)    Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

(c)    Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 8.1.

Section 8.2.          Specific Performance. The Cerberus Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that DigitalGlobe shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 8.1, without proof of actual damages (and each Cerberus Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which DigitalGlobe is entitled at law or in equity. The Cerberus Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 8.3.          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that DigitalGlobe may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of DigitalGlobe, but no such assignment shall relieve DigitalGlobe from its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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Section 8.4.          Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed on behalf of DigitalGlobe and each Cerberus Party. Any agreement on the part of a party to any amendment or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.5.          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Cerberus Party:

Cerberus Capital Management, L.P.

875 Third Avenue

11th Floor

New York, NY 10022

Phone: (212) 891-2100

Attention:       General Counsel

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Phone: (212) 756-2000

Fax: (212) 593-5955

Attention:	Stuart D. Freedman, Esq.
Christopher S. Harrison, Esq.

If to DigitalGlobe, to:

DigitalGlobe, Inc.

1601 Dry Creek Drive

Suite 260

Longmont, CO 80503

Phone: 303-684-4000

Fax: 303-684-4340

Attention:       General Counsel

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with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Phone: (212) 735-3000

Facsimile: (212) 735-2000

Attention:	Nancy Lieberman, Esq.
Marie Gibson, Esq.

Section 8.6.          Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

Section 8.7.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule, Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 8.8.          Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

Section 8.9.          Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

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Section 8.10.         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.11.         No Strict Construction. The parties hereto acknowledge that this Agreement has been prepared jointly by them and shall not be strictly construed against any party hereto.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIGITALGLOBE, INC.

By:	/s/ Jeffrey R. Tarr
Name: Jeffrey R. Tarr
Title: President & Chief Executive Officer

CERBERUS CAPITAL MANAGEMENT, L.P.

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Senior Managing Director

CERBERUS PARTNERS II, L.P.

By: Cerberus Associates II, L.L.C., its General Partner

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Authorized Signatory

CERBERUS SERIES FOUR HOLDINGS, LLC

By: Cerberus Institutional Partners, L.P.- Series Four, its Managing Member

By: Cerberus Institutional Associates, L.L.C., its General Partner

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Authorized Signatory

[Signature Page to Cerberus Agreement]

CERBERUS SATELLITE LLC

By: Cerberus Series Four Holdings, LLC, its Managing Member

By: Cerberus Institutional Partners, L.P.- Series Four, its Managing Member

By: Cerberus Institutional Associates, L.L.C. its General Partner

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: Authorized Signatory

[Signature Page to Voting Agreement]

SCHEDULE I

Stockholder (Name and Address)	Shares of GeoEye Common Stock	Shares of GeoEye Preferred Stock
Cerberus Partners II, L.P. 875 Third Avenue 11th Floor New York, NY 10022	53,844	–

Cerberus Series Four Holdings, LLC 875 Third Avenue 11th Floor New York, NY 10022	4,717,535	–

Cerberus Satellite LLC 875 Third Avenue 11th Floor New York, NY 10022	–	80,000

Schedule I

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

DIGITALGLOBE, INC.

DigitalGlobe, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by Article Fourth of the Amended and Restated Certificate of Incorporation of the Company, and pursuant to Section 151 of the DGCL, the Board adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of eighty thousand (80,000) shares of Series A Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue eighty thousand (80,000) shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

(1) Preferred Dividends. The holders of the Preferred Shares (each, a "Holder" and collectively, the "Holders") shall be entitled to receive cumulative dividends ("Dividends") at the Dividend Rate payable on the Liquidation Preference of such Preferred Shares as of the applicable Dividend Date (or, for the initial Dividend Period, as of the Initial Issuance Date). Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable in arrears on January 1, April 1, July 1, and October 1 (each, a "Dividend Date" and each such quarterly period (or shorter period in the case of the first such period following the Initial Issuance Date) being a "Dividend Period") with the first Dividend Date being [ ], 20[ ]. If a Dividend Date is not a Business Day, then the Dividend shall be payable on the Business Day immediately following such Dividend Date. At the Company's option, dividends may be declared and paid in cash out of funds legally available therefor, when, as and if declared by the Company; provided that if Dividends are not declared and paid in cash on any Dividend Date for the immediately preceding Dividend Period, then such Dividend shall automatically accrue and be added to the Liquidation Preference as of such Dividend Date, whether or not declared by the Board and whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such Dividends. On each Dividend Date, if the Company does not have current or accumulated "earnings and profits" within the meaning of Sections 301 and 312 of the Internal Revenue Code of 1986, as amended, through such Dividend Date, the Company shall not withhold any amount of the applicable Dividend in respect of U.S. federal income tax.

(2) Participation in Common Dividends. In addition to the Dividends provided in Section 1, in the event of any dividend or distribution declared on or paid on the Common Stock (other than a dividend or distribution in shares of Common Stock that results in an adjustment under Section 3(e)), the Holders shall, as holders of Preferred Shares, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(3) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of Common Stock on the terms and conditions set forth in this Section 3.

(a)        Holder's Conversion Right. At any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share, into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate.

(b)        Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 3(a) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

(c)        Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on a date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or certificates issued in compliance with the procedures set forth in Section 12) (the "Preferred Stock Certificates").

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(ii) Company's Response. Upon receipt by the Company of a Conversion Notice, the Company shall (A) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (X) provided the Transfer Agent is participating in the The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company's Failure to Timely Convert.

(A) Cash Damages. If (x) within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares or (y) within three (3) Trading Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 3(c)(ii), then the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such Preferred Stock Certificate is not delivered in an amount equal to one (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a new Preferred Stock Certificate to the Holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If any such cash damages described above are not paid when due in cash, then the amount of such cash damages shall (unless the Required Holders shall have given notice to the Company otherwise) automatically accrue and be added to the Liquidation Preference as of such due date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

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(B) Void Conversion Notice. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 3(c)(iv)(A) or otherwise.

(v) Book-Entry. Upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company. In the event some, but not all of the Preferred Shares represented by a certificate physically surrendered are converted, the Company shall issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted as required by Section 3(c)(ii). The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(d)        Taxes.

(i) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares, must be made by it without any Tax Deduction, unless required by law. If the Company is required by applicable law to make a Tax Deduction (or in connection therewith that there is a change in the applicable law with respect to rate or the basis of such Tax Deduction), it must notify the affected Holders promptly.

(ii) If the Company is required by applicable law to make a Tax Deduction, it must make the minimum Tax Deduction allowed by such applicable law and must make any payment required in connection with that Tax Deduction within the time allowed by such applicable law.

As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom such Tax Deduction was paid.

(iii) In addition, the Company agrees to pay in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes"). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

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(iv) The obligations of the Company under this Section 3(d) shall survive any payment for the Preferred Shares and all other amounts payable hereunder.

(e)        Adjustments to Conversion Price. If the Company at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(f)        Notices.

(i)  Immediately upon any adjustment of the Conversion Price pursuant to Section 3(e), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)  The Company will give written notice to each Holder on or prior to the later of (x) at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Reorganization Event or Liquidation Event or (y) the time such information is made known to the public.

(iii) The Company will also give written notice to each Holder on or prior to the later of (x) at least ten (10) Business Days prior to the date on which any Reorganization Event or Liquidation Event will take place or (y) the time such information is made known to the public.

(4)  Redemption at the Option of the Company.

(a)        Option. If at any time after September 22, 2016, (i) the Weighted Average Price of the Common Stock listed on the Principal Market exceeds 175% of the Conversion Price then in effect for a period of thirty (30) consecutive Trading Days immediately preceding the Company Optional Redemption Notice Date and (ii) no Equity Conditions Failure has occurred, the Company shall have the right to redeem at its option all, but not less than all, of the Preferred Shares; provided, that (i) the Company may redeem less than all of the Preferred Shares only upon written consent of the Required Holders and (ii) the Company may not redeem any Preferred Shares that the Holders would not be able to convert due to a failure by the Company to have sufficient authorized and unissued shares of Common Stock reserved for issuance upon conversion of Preferred Shares equal to the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each Preferred Share called for redemption (a "Company Optional Redemption"). Subject to the consent of the Required Holders in the preceding sentence, in the event the Company redeems pursuant to clause (i) or (ii) above less than all of the Preferred Shares held by the Holders the Company shall redeem such Preferred Shares on a pro rata basis determined by the aggregate number of Preferred Shares held by each Holder.

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(b)        Redemption Price and Payment. The Preferred Shares to be redeemed on the Company Optional Redemption Date pursuant to this Section 4 shall be redeemed by the Company by paying for each such Preferred Share cash, out of any assets of the Company legally available therefor, in an amount equal to the Liquidation Preference plus Accrued Dividends as of the Company Optional Redemption Date (the "Redemption Price").

(c)        Mechanics of Redemption. The Company may exercise its right to require redemption under this Section 4 by delivering an irrevocable written notice thereof by facsimile and overnight courier to all, but not less than all, of the Holders (the "Company Optional Redemption Notice" and the date all of the Holders received such notice is referred to as the "Company Optional Redemption Notice Date"). To the extent the Company, subject to consent of the Required Holders, did not redeem all of the Preferred Shares held by the Holders on its initial distribution of the Company Optional Redemption Notice, the Company may deliver an additional Company Optional Redemption Notice hereunder (subject to the conditions set forth herein) and such additional Company Optional Redemption Notice shall also be irrevocable. The Company Optional Redemption Notice shall state (i) the date on which the Company Optional Redemption shall occur (the "Company Optional Redemption Date"), which date shall not be less than thirty (30) Trading Days nor more than sixty (60) Trading Days following the Company Optional Redemption Notice Date, (ii) the Redemption Price, (iii) that there has been no Equity Conditions Failure, and (iv) that the Company has sufficient authorized and unissued shares of Common Stock equal to the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each Preferred Share called for redemption. Notwithstanding anything to the contrary in this Section 4, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Preferred Shares subject to redemption pursuant to a Company Optional Redemption Notice may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 3.

(5) Protective Redemption. Prior to any redemption of Preferred Shares pursuant to paragraph (c) of Article Eleventh of the Certificate of Incorporation (the "Protective Redemption Provisions"), the Holders shall first be given no less than 30 days' prior written notice (or such lesser time as to not cause undue jeopardy to the retention or restatement of the applicable license or franchise (within the meaning of the Certificate of Incorporation)) prior to the exercise of the Protective Redemption Provisions, the Preferred Shares subject to redemption under the Protective Redemption Provisions may be converted, in whole or in part, by the Holder into shares of Common Stock. To the extent the Board may elect under paragraph (c) of the Protective Redemption Provisions which Disqualified Holder (as such term is defined in the Certificate of Incorporation) shall be subject to redemption by the Company, the Board shall, except to the extent as may be prohibited by applicable Law, first elect to redeem the Voting Stock of Disqualified Holders other than the holders of Preferred Shares and Common Stock issued upon conversion thereof and only in the event that after giving effect to such redemptions additional redemptions are still necessary to prevent the loss of or to reinstate the applicable license or franchise which give rise to the redemptions may the Board thereafter elect to redeem the Preferred Shares or Common Stock issued upon conversion thereof. In the event of any redemption of Preferred Shares pursuant to the Protective Redemption Provisions, the Company shall pay the redemption price in full in cash, and shall not use any election under paragraph (b) of the Protective Redemption Provisions to pay any portion of the redemption price in notes or Redemption Securities (as defined in the Certificate of Incorporation). The foregoing rights are in addition to and not in substitution of the rights of holders of Voting Stock set forth in the Protective Redemption Provisions.

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(6) Reservation of Shares. The Company shall at all times have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares equal to the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate then in effect with respect to the Conversion Amount of each such Preferred Share. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding.

(7) Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

(8) Approval Rights. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may:

(a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation, this Certificate of Designation or the Company's bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock of the Company, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided herein for the benefit of the Preferred Shares; and

(b) declare or pay any dividend or make any other payment or distribution on account of the Company's Capital Stock of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, other than dividends with respect to which the Holders are entitled to participate pursuant to Section 2.

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(9) Liquidation. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Liquidation Preference plus Accrued Dividends; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective certificate of designations, preferences and rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of the Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 3 (without regard to any limitations on conversion herein or elsewhere), to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 9. All the preferential amounts to be paid to the Holders under this Section 9 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section 9 applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(10)      Reorganization Events. In the event of:

(i)        any consolidation or merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii)        any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will receive a distribution of cash, securities or other property of the Company or another Person;

(iii)        any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)        any statutory exchange of the outstanding shares of Common Stock for securities of another Person to the extent not set forth above;

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(each of the foregoing events, a "Reorganization Event"), each Preferred Share outstanding immediately prior to such Reorganization Event will, without the consent of Holders, automatically become convertible into the kind and amount of securities, cash, and other property or assets that a holder (that was not the counterparty to the Reorganization Event or an Affiliate of such other party) of a number of shares of Common Stock equal to the Conversion Rate per Preferred Share prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such securities, cash, and other property or assets, the "Reference Property"). In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Reference Property receivable upon conversion of any Preferred Shares in accordance with Section 3 shall be determined based upon the Conversion Rate in effect on such Conversion Date. If the Holders receive only cash in such Reorganization Event, then for all conversions that occur after the effective date of such Reorganization Event (x) the consideration due upon conversion of each Preferred Share shall be solely cash in an amount equal to the Conversion Rate on the Conversion Date multiplied by the price paid per share of Common Stock in such Reorganization Event. The above provisions of this Section 10 shall similarly apply to successive Reorganization Events and the provisions of this Section 10 shall apply to any shares of Capital Stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(11)     Ranking. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon Liquidation Event. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares.

(12)     Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s); provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(13)     Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Initial Holder and shall not be construed against any person as the drafter hereof.

(14)     Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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(15)     Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given to the Holders listed in the register for the Preferred Shares at the addresses set forth therein.

(16)     Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(17)     Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the applicable Eligible Market, the DGCL, this Certificate of Designations or otherwise with respect to the Preferred Shares may be effected by written consent of the Required Holders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the applicable Eligible Market and the DGCL. This provision is intended to comply with respect to the Preferred Shares with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(18)     Further Assurances. Upon request of the Holders, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Certificate of Designation.

(19)     Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)      "Accrued Dividends" means the product of (x) the result of the following formula: (Dividend Rate)(N/365) and (y) the Liquidation Preference.

(b)      "Affiliate" has the meaning set forth in the meaning set forth in Rule 405 under the Securities Act, provided that for purposes of this Certificate of Designations the Initial Holder shall be deemed not to be an Affiliate of the Company.

(c)      "Bloomberg" means Bloomberg Financial Markets.

(d)      "Board" has the meaning set forth in the Preamble.

(e)      "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)       "Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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(g)      "Certificate of Designation" means this Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company.

(h)      "Closing Sale Price" means, for any security as of any date, the last consolidated closing bid price, respectively, for such security on the Principal Market, as confirmed by the Principal Market, or, if the Principal Market begins to operate on an extended hours basis and does not designate the consolidated closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as confirmed by the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for such security the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined in good faith by the Board. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(i)       "Common Stock" means any shares of any class of Capital Stock of the Company that has no preference with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company (other than pursuant to the Protective Redemption Provisions). Subject to the provisions of Section 10, however, shares issuable on conversion of the Preferred Shares shall include only shares of the class designated as common stock, par value $0.001 per share, as of the Initial Issuance Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company (other than pursuant to the Protective Redemption Provisions); provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(j)       "Company" has the meaning set forth in the Preamble.

(k)      "Company Optional Redemption" has the meaning set forth in Section 4(a).

(l)       "Company Optional Redemption Date" has the meaning set forth in Section 4(c).

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(m)     "Company Optional Redemption Notice" has the meaning set forth in Section 4(c).

(n)      "Company Optional Redemption Notice Date" has the meaning set forth in Section 4(c).

(o)      "Conversion Amount" means the sum of the Liquidation Preference plus the amount of Accrued Dividends.

(p)      "Conversion Date" has the meaning set forth in Section 3(c)(i).

(q)      "Conversion Notice" has the meaning set forth in Section 3(c)(i).

(r)       "Conversion Price" means $26.17, subject to adjustment as provided herein.

(s)      "Conversion Rate" has the meaning set forth in Section 3(b).

(t)       "DGCL" has the meaning set forth in the Preamble.

(u)      "Dividends" has the meaning set forth in Section 1.

(v)      "Dividend Date" has the meaning set forth in Section 1.

(w)     "Dividend Period" has the meaning set forth in Section 1.

(x)      "Dividend Rate" means five percent (5.0%) per annum.

(y)     "DTC" has the meaning set forth in Section 3(c)(ii).

(z)      "Eligible Market" means The New York Stock Exchange, Inc, NYSE AMEX Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(aa)    "Equity Conditions" means that on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market.

(bb)   "Equity Conditions Failure" means that on any day during the period commencing ten (10) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(cc)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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(dd)   "Holder" has the meaning set forth in Section 1.

(ee)    "Initial Holder" means Cerberus Satellite LLC.

(ff)     "Initial Issuance Date" means the date of this Certificate of Designations, which is [ ], 20[ ].

(gg)   "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

(hh)   "Liquidation Funds" has the meaning set forth in Section 9.

(ii)      "Liquidation Preference" means an amount equal to the Stated Value of a Preferred Share plus all Dividends accrued and added to the Liquidation Preference of such Preferred Share pursuant to Section 1.

(jj)      "N" means the number of days from, but excluding (i) the last Dividend Date with respect to which dividends have been either paid in full by the Company in cash or added to the Liquidation Preference on the applicable Preferred Share, or (ii) the Initial Issuance Date if no Dividend Date has occurred.

(kk)    "Other Taxes" has the meaning set forth in Section 3(d)(iii).

(ll)      "Pari Passu Shares" has the meaning set forth in Section 9.

(mm)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(nn)   "Preferred Shares" has the meaning set forth in the Recitals.

(oo)   "Principal Market" means The New York Stock Exchange.

(pp)   "Preferred Stock Certificates" has the meaning set forth in Section 3(c)(i).

(qq)   "Preferred Stock Delivery Date" has the meaning set forth in Section 3(c)(ii).

(rr)     "Protective Redemption Provisions" has the meaning set forth in Section 5.

(ss)    "Redemption Price" has the meaning set forth in Section 4(b).

(tt)     "Reference Property" has the meaning set forth in Section 10.

(uu)   "Reorganization Event" has the meaning set forth in Section 10.

(vv)   "Required Holders" means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

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(ww)  "SEC" means the Securities and Exchange Commission.

(xx)    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(yy)   "Share Delivery Date" has the meaning set forth in Section 3(c)(ii).

(zz)     "Stated Value" means $1,000.

(aaa)  "Subsidiary" means, with respect to any specified Person:

(i) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

(bbb) "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

(ccc)  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations.

(ddd) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(eee)  "Transfer Agent" has the meaning set forth in Section 3(c)(i).

(fff)    "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(ggg)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Eligible Market during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as determined in good faith by the Board. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

*   *   *   *   *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [  ], its [  ], as of the [  ] day of [  ], 20[  ].

DIGITALGLOBE, INC.

By:
Name:
Title:

15

EXHIBIT I

DIGITALGLOBE, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of DigitalGlobe, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of DigitalGlobe, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

          Please confirm the following information:

Conversion Price:

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Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

[ ]

By:
Name:
Title:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

17

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO
TRANSFER AGENT]

18

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated ____, 20__ from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company, LLC.

DIGITALGLOBE, INC.

By:
Name:
Title:

19

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated [•], 2012 (the "Agreement") is entered into by and among DigitalGlobe, Inc., a Delaware corporation (the "Company"), Cerberus Satellite LLC, a Delaware limited liability company, Cerberus Partners II, L.P., a Delaware limited partnership, and Cerberus Series Four Holdings, LLC (the "Initial Holders").

The Initial Holders were issued shares of Common Stock and shares of Preferred Stock pursuant to that Merger Agreement (the "Merger Agreement), dated as of July 22, 2012 (as may be amended) by and among the Company, 20/20 Acquisition Sub, Inc., WorldView, LLC and GeoEye, Inc. In connection with such issuance of the Common Stock and the Preferred Shares to the Initial Holders, the Company has agreed to provide to the Initial Holder and its direct and indirect transferees the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.         Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Blue Sky Filing" shall have the meaning set forth in Section 5(a) hereof.

"Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

"Cerberus Agreement" means the Cerberus Agreement, dated as of July 22, 2012, by and among the Company, Cerberus Capital Management, L.P. and the Initial Holders.

"Certificate of Designations" means the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, dated as of [•], 2012.

"Common Stock" means the common stock of the Company, $0.001 par value per share

"Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

"Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

"EDGAR" shall have the meaning set forth in Section 3(a)(v).

"Eligible Market" shall mean the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Capital Market or The NASDAQ Global Market.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Free Writing Prospectus" means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Registrable Securities.

"Holders" shall mean the Initial Holders, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

"Indemnified Person" shall have the meaning set forth in Section 5(c) hereof.

"Indemnifying Person" shall have the meaning set forth in Section 5(c) hereof.

"Initial Effective Date" means the date that the Initial Registration Statement has been declared effective by the SEC.

"Initial Effectiveness Deadline" means the date which is four hundred twenty days after the Initial Issuance Date.

"Initial Filing Deadline" means the date which is three-hundred sixty calendar days after the Initial Issuance Date.

"Initial Holders" shall have the meaning set forth in the preamble.

"Initial Issuance Date" shall have the meaning set forth in the Certificate of Designations.

"Initial Registrable Securities" means (i) the Conversion Shares, (ii) the Merger Common Shares and (iii) any capital stock of the Company issued or issuable, with respect to the Conversion Shares, the Merger Common Shares or the Preferred Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion and/or redemption of the Preferred Shares.

"Initial Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act covering the Initial Registrable Securities.

"Initial Required Registration Amount" means the sum (a) 150% of the number of Conversion Shares issued and issuable pursuant to the Preferred Shares as of the Trading Day immediately preceding the applicable date of determination, without regard to any limitations on conversions and/or redemptions of the Preferred Shares plus (b) the number of Merger Common Shares held by the Holders as of the Trading Day immediately preceding the applicable date of determination

"Issuer Information" shall have the meaning set forth in Section 5(a) hereof.

"Legal Counsel" shall have the meaning set forth in Section 2(c) hereof.

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"Majority Holders" shall mean the Holders of a majority of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates (other than the Initial Holders and their affiliates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

"Merger Agreement" shall have the meaning set forth in the recitals.

"Merger Common Shares" means the shares of Common Stock issued to the Initial Holders pursuant to the Merger Agreement.

"Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

"Preferred Shares" means shares of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share.

"Principal Market" means The New York Stock Exchange, Inc.

"Prospectus" shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

"Registrable Securities" shall mean the Initial Registrable Securities and the Additional Registrable Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed or (iii) when such Securities cease to be outstanding.

"Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, applicable Eligible Market or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, and any other documents relating to the performance of and compliance with this Agreement, (iv) (x) the fees and disbursements of counsel for the Company and (y) the fees and disbursements of one Legal Counsel, but excluding underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

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"Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

"Rule 144" shall have the meaning set forth in Section 4.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

"Staff" shall mean the staff of the SEC.

"Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

2.         Registration Under the Securities Act.

(a)         Initial Mandatory Registration. The Company shall prepare, in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities by the Holders as selling stockholders. The Initial Registration Statement prepared pursuant hereto shall register for resale by the Holders as selling stockholders at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC. The Initial Registration Statement shall contain (except if otherwise directed by the Majority Holders) the "Selling Stockholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit A. The Company shall use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with resales pursuant to such Initial Registration Statement.

(b)         Information. The Company agrees to include in any such Registration Statement all information which any selling Holder, upon advice of Legal Counsel, shall reasonably request.

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(c)          Legal Counsel. The Majority Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Majority Holders. The Company shall reasonably cooperate with Legal Counsel and the Majority Holders shall cause Legal Counsel to reasonably cooperate with the Company in performing the Company's obligations under this Agreement.

(d)         Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the Registrable Securities on Form S-3 as soon as such form is available.

(e)          Maintain Effectiveness of Registration Statement. The Company will maintain the effectiveness of the Registration Statement for three year from the Initial Effective Date.

(f)          The Company shall pay all Registration Expenses in connection with any registration hereunder. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement.

(g)         A Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

3.           Registration Procedures.

(a)          In connection with its obligations pursuant to Section 2 hereof, the Company shall:

(i)         use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2(e) hereof;

(ii)         prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2(e) hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act;

(iii)         to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

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(iv)         use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject; promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under applicable state securities or blue sky laws of any jurisdiction or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(v)         notify Legal Counsel and each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Legal Counsel, Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, provided, however, that any such document's availability on the SEC's Electronic Data Gathering Analysis and Retrieval System database (or any successor thereto) ("EDGAR") shall satisfy such obligation, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information regarding a Holder after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate; for the avoidance of doubt, the foregoing shall not require the Company to provide notice when the Company files a periodic report pursuant to the Exchange Act;

(vi)         use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii)         furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested); provided, however, that any such document's availability on EDGAR shall satisfy such obligation;

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(viii)         cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (to the extent that the delivery of securities is consistent with the provisions of the Certificate of Designations) as such Holders may reasonably request upon the later of (i) three (3) Business Days prior to the closing of any sale of Registrable Securities and (ii) three (3) Business Days following such written request and the delivery of the appropriate documentation to the Company by such Holders of Registrable Securities;

(ix)         upon the occurrence of any event contemplated by Section 3(a)(vi)(4) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference so that, as thereafter publicly filed on EDGAR, or, otherwise, as delivered to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and upon the Holders' receipt of the notice described in Section 3(a)(vi)(4), such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(x)         a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Majority Holders of Registrable Securities included in such Registration Statement and Legal Counsel and make such of the representatives of the Company as shall be reasonably requested by the Majority Holders of Registrable Securities included in such Registration Statement or Legal Counsel available for discussion of such document at reasonable times and upon reasonable prior notice; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus of which the Majority Holders of Registrable Securities included in such Registration Statement and Legal Counsel shall not have previously been advised and furnished a copy or to which the Initial Holders or Legal Counsel and the Holders of Registrable Securities included in such Registration Statement or their counsel shall reasonably object; for avoidance of doubt, the forgoing shall not require any approval by the Holders of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus.

(xi)         use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Common Stock of the Company is then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

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(xii)         if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein in accordance with the terms of this Agreement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company's receipt of such notification of the matters to be so included in such filing;

(xiii)         use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities; and

(xiv)         unless available on EDGAR, make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, all information contemplated by the provisions of Rule 158 under the Securities Act covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the Initial Effective Date of a Registration Statement.

(b)         The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)         Each Holder of Registrable Securities covered in such Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such documents within ten (10) Business Days after receiving such request, without prejudice to that Holder's right to request participation in subsequent amendments to a Registration Statement.

(d)         Notwithstanding anything to the contrary herein, at any time after the date a Registration Statement filed pursuant to this Agreement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and give notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement; provided that such suspension shall continue for only such period as in the opinion of counsel to the Company such suspension is required.

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(e)         Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or the Principal Market or any Eligible Market.

(f)         The Holders included in a Registration Statement shall be required to notify the Company in writing of any change in the information provided in writing to the Company expressly for use or expressly for incorporation in a Registration Statement to the extent such change would cause such Registration Statement to contain an untrue statement of a material fact or would cause such Registration Statement to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4.         Reports Under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a)         make and keep public information available, as those terms are understood and defined in Rule 144;

(b)         file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)         furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) unless available on EDGAR, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; provided that the Holders shall accept certificates and opinions from the Company's general counsel as satisfying the Company's requirement under this clause (iii) only to the extent such certificates and opinions are acceptable to the Company's transfer agent in order for the Company's transfer agent to transfer legend free securities.

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5.         Indemnification and Contribution.

(a)        The Company agrees to indemnify and hold harmless each Initial Holder and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Holder or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any post-effective amendment thereto) or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing") or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any "issuer information" ("Issuer Information") filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Holder or information relating to any Holder furnished to the Company in writing expressly for use therein.

(b)         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use or expressly for incorporation in any Registration Statement, any Prospectus and any Free Writing Prospectus.

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(c)         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Holder, its affiliates, directors and officers and any control Persons of such Initial Holder shall be designated in writing by such Initial Holder, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request within 30 days after the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)         If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Registrable Securities, on the one hand, and by the Holders from receiving Registrable Securities, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e)         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 5 are several and not joint.

(f)         The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)         The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Holder or any Holder or any Person controlling any Initial Holder or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company and (iii)  any sale of Registrable Securities pursuant to a Registration Statement.

(h)         Notwithstanding anything herein to the contrary, no Holder shall not be liable under this Section 6 (including, without limitation, under the indemnification obligations pursuant to Section 6(b) or the contribution obligations pursuant to Section 6(e)) for any amounts which in the aggregate exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

6.         General.

(a)         No Inconsistent Agreements. The Company represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued by the Company under any other agreement and (ii)  the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)         Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

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(c)         Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Holders, the address set forth on the signature page hereto; (ii) if to the Company, initially at the Company's address set forth on the signature page hereto and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6 (c); and (iii)  if to the Company's transfer agent, to [•], (iv) if to Legal Counsel, to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Telephone: (212) 756-2000, Facsimile: (212) 593-5955, Attention: Stuart D. Freedman, Esq. and Christopher S. Harrison, Esq., Email: stuart.freedman@srz.com and christopher.harrison@srz.com, (iv) if to such other Persons at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(d)         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Cerberus Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Holders shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)         Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)         Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement.

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(g)         Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)         Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Holders shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

* * * * * *

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

DIGITALGLOBE, INC.

By:
Name:
Title:

Address for Notices

INITIAL HOLDERS:

CERBERUS SATELLITE LLC

By:	Cerberus Series Four Holdings, LLC, its Managing Member

By:	Cerberus Institutional Partners, L.P. - Series Four, its Managing Member

By:	Cerberus Institutional Associates, L.L.C., its General Partner

By:
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

15

Address for Notices

CERBERUS SERIES FOUR HOLDINGS, LLC

By:	Cerberus Institutional Partners, L.P. - Series Four, its Managing Member

By:	Cerberus Institutional Associates, L.L.C., its General Partner

By:
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

Address for Notices

CERBERUS PARTNERS II, L.P.

By:

By:

By:
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

Address for Notices

16

EXHIBIT A

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the convertible preferred shares and the shares of common stock issued to the selling stockholders pursuant to the Merger Agreement, dated as of July 22, 2012, by and among DigitalGlobe Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC and GeoEye, Inc. For additional information regarding the issuances of the convertible preferred shares and the shares of common stock, see "[•]" above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible preferred shares, the designation of a member on the Company's board of directors and an observer who is entitled to observe meetings of the Company's board of directors, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of the convertible preferred shares, as of ________, assuming conversion of all convertible preferred shares held by the selling stockholders on that date, without regard to any limitations on conversions and/or redemptions of the convertible preferred shares and without including any dividend not yet accrued.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the holders of the convertible preferred shares, this prospectus generally covers the resale of at least 150% of the number of shares of common stock issued and issuable upon conversion of the convertible preferred shares as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, determined as if the outstanding preferred shares were exercised in full, as of the Trading Day immediately preceding the date this registration statement is initially filed with the SEC, without regard to any limitations on conversions and/or redemptions of the Preferred Shares. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Annex A-1

Name of Selling stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Cerberus Satellite LLC			0
Cerberus Series Four Holdings, LLC
Cerberus Partners II, L.P.

Annex A-2

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible preferred shares as well as shares of common stock issued to the selling stockholders pursuant to the Merger Agreement, dated as of July 22, 2012, by and among DigitalGlobe Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC and GeoEye, Inc. to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the resale of shares of common stock by the holders as selling stockholders.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions and all fees and expenses related thereto. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;
Annex A-3

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, if so permitted by the applicable securities laws, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also, if so permitted by the applicable securities laws, sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible preferred shares or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Annex A-4

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock required to be paid pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts, selling commissions and transfer taxes, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Annex A-5